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                                                                    Exhibit 10.3

                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT
                           Dated as of June 15, 2001

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into June 15, 2001 between Data Critical Corporation ("Data Critical" or the "Company") and Bradley R. Harlow ("you" or the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive have entered into a certain letter agreement dated as of March 7, 2001 (the "Original Employment Agreement") setting forth certain agreements with respect to terms of the Executive's employment with the Company; and

     WHEREAS, in connection with the Company's acquisition of VitalCom, Inc. and as a result of the related consolidation and move of the Company's operations to Tustin, California, the parties hereto wish to amend the terms of the Original Employment Agreement as hereinafter set forth (the Original Employment Agreement, as amended by this Amendment, being collectively, the "Employment Agreement");

     NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments. The Original Employment Agreement is hereby amended as follows:

          1.1 Section 2 of the Original Employment Agreement is amended by deleting the second bulletpoint subparagraph in its entirety and replacing the same with the following sentence:

          "Forgiveness of all outstanding principal and accrued and unpaid interest on the Promissory Note in the original principal amount of forty-three thousand, five hundred thirty-six dollars and sixty-two cents ($43,536.62), dated as of July 18, 1997 and executed by you in favor of the Company, such forgiveness to be effective on June 15, 2001. You agree that the terms and conditions of the Promissory Note set forth in the letter agreement, dated December 8, 2000, between you and the Company shall not apply to such forgiveness, and that such letter agreement is hereby terminated in its entirety. The Company will not provide you with a gross-up payment for any federal or state income taxes payable on such forgiven amounts, and you agree that you shall be solely responsible for payment of any income taxes payable on such amounts."

          1.2 Section 4 of the Original Employment Agreement is amended as follows:

               (a) The phrase "the Company will continue to pay your monthly salary of $15,625 per month" shall be deleted from the first sentence thereof and shall be replaced with the phrase "the Company will pay you $15,625 per month".
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               (b)  The following sentence shall be inserted at the beginning thereof:

                         "The Company shall provide you with no less than ninety
                    (90) days' advance notice of any termination without cause of your employment. At the end of such notice period, you will take any accrued but unused PTO and vacation and will remain an employee of the Company until all your accrued PTO and vacation time is consumed. At the end of this PTO/vacation period, your employment by the Company will terminate and the severance payments described below will commence."

               (c) The phrases "six months" and "six-month" shall be replaced with the phrases "three months" and "three-month" at each respective appearance therein.

     SECTION 2. Effect on Original Employment Agreement. This Amendment amends the Original Employment Agreement and all terms of this Amendment shall be deemed incorporated into and made a part of the Original Employment Agreement. Except as and to the extent specifically modified by the terms of this Amendment, all terms of the Original Employment Agreement shall remain in full force and effect. All references to the Employment Agreement in any agreement or document, and all references in the Employment Agreement to "this Agreement," "hereof," "hereunder," or "hereto" or words of similar import shall be deemed to be references to the Original Employment Agreement as amended hereby.

     SECTION 3.  Miscellaneous Provisions.

     3.1 Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     3.3 Advice of Counsel. EACH PARTY TO THIS AMENDMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AMENDMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AMENDMENT. NEITHER THE ORIGINAL EMPLOYMENT AGREEMENT NOR THIS AMENDMENT SHALL BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

     3.4 Notice of Termination Without Cause. Executive and the Company acknowledge and agree that in connection with the Company's acquisition of VitalCom, Inc. and as a result of the related consolidation and move of the Company's operations to Tustin, California, the Company provided, and Executive received, notice of termination without cause of Executive's employment on Friday, June 15, 2001 and that such notice satisfies any and all obligations of the Company to deliver such notice under Section 4 of the Employment Agreement.


                            [Signature Page Follows]

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     The parties have executed this Amendment on the date first written above.

                                 DATA CRITICAL CORPORATION


                                  By:      /s/ Michael E. Singer
                                     -----------------------------------
                                  Name:  Michael E. Singer
                                  Title: Executive Vice President, Corporate
                                         Development, Chief Financial Officer


                                 BRADLEY R. HARLOW:


                                 Signature:   /s/ Bradley R. Harlow
                                           -----------------------------
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